Exhibit 10.13.1

CDRF TOPCO, INC.

STOCK INCENTIVE PLAN

Article I

Purpose

CDRF Topco, Inc. has established this stock incentive plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article X.

Article II

Powers of the Board

Section 2.1 Power to Grant Awards. The Board shall select officers and key Employees and Directors to participate in the Plan. The Board shall determine the terms of each Award, consistent with the Plan.

Section 2.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 2.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Article III

Shares Subject to Plan

Section 3.1 Number. The maximum number of shares of Common Stock that may be issued under the Plan may not exceed the sum of (x) 37,210 shares plus (y) the total number of Exchange Shares and shares that may be issued upon the exercise of Converted Holdings Options.1 The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock that are not reserved for any other purpose.

Section 3.2 Canceled, Terminated or Forfeited Awards; Share Counting.

(a) Upon the grant or sale of an Award under the Plan, the remaining number of shares of Common Stock set forth in Section 3.1 shall be reduced by the number of shares granted or sold. In the event that, subsequent to any such grant or sale, the Company reacquires any of such shares of Common Stock, such reacquired shares of Common Stock shall again be available for grant under the Plan.

(b) Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of shares subject to such Award or portion thereof minus the actual number of shares of Common Stock issued in connection with such exercise, settlement or conversion. If any such Award or portion thereof is for any reason forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock, the Common Stock subject to such forfeited, canceled, expired or otherwise terminated Award or portion thereof shall again be available for grant under the Plan. If shares of Common Stock are withheld from issuance with respect to an Award by the Company in satisfaction of any tax withholding or similar obligations, such withheld shares shall again be available for grant under the Plan. Awards which the Board reasonably determines will be settled in cash or will be forfeited shall not reduce the Plan maximum set forth in Section 3.1.

(c) Notwithstanding the foregoing, the share counting provisions of Sections 3.2(a) and 3.2(b) shall not apply to the Exchange Shares and shares issued upon exercise of Converted Holdings Options.

Section 3.3 Adjustment upon Change in Capitalization. If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock, the Board shall

[1]	The sum of (x) and (y) is 53,062.

adjust the number of shares of Common Stock available for issuance under the Plan and the number, class and exercise price of outstanding Awards, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable to prevent the dilution or enlargement of any Participant’s rights. Without limiting the generality of the foregoing sentence, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares or other securities covered by outstanding Awards, the prices specified therein (if applicable), and the securities, cash or other property to be received upon the exercise, settlement, conversion or repurchase of such outstanding Awards or otherwise to be received in connection with such outstanding Awards. After any adjustment made pursuant to this Section 3.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number. Any action taken pursuant to this Section 3.3 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code.

Article IV

Stock Purchase

Section 4.1 Awards and Administration. The Board may offer and sell Common Stock to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Subscription Agreement (including, but not limited to, terms relating to the effect of Competitive Activity by a Participant). For avoidance of doubt, the Exchange Shares are not being offered or sold pursuant to this Article IV.

Section 4.2 Minimum Purchase Price. Unless otherwise determined by the Board, the purchase price for any Common Stock to be offered and sold pursuant to this Article IV shall not be less than the Fair Market Value on the Grant Date.

Section 4.3 Payment. Unless otherwise determined by the Board, the purchase price with respect to any Common Stock offered and sold pursuant to this Article IV shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Stock.

Article V

Terms of Options

Section 5.1 Grant of Options. The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of shares of Common Stock that may be purchased pursuant to such Option, the exercise price at which shares of Common Stock may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Board shall determine (including, but not limited to, terms relating to the effect of Competitive Activity by a Participant).

Section 5.2 Exercise Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option other than a Converted Holdings Option shall not be less than the Fair Market Value on the Grant Date. Converted Holdings Options shall have the per share exercise price specified in the applicable Rollover Agreement, which per share exercise price may be less than the Fair Market Value.

Section 5.3 Vesting and Exercise of Options. Options other than Converted Holdings Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. Converted Holdings Options shall be fully vested and exercisable at all times while they are outstanding. The Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 5.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall, unless the Board determines otherwise and/or as otherwise specified in an Award Agreement, generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Board may establish from time to time following a Public Offering (i) the Board may permit a Participant to tender to the Company any Common Stock such Participant has owned for at least six months and one day (or such other minimum period of time necessary to avoid any adverse accounting charges) for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Board may authorize the Company to establish a broker-assisted exercise program. In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. Unless the Board determines otherwise, as a condition to the exercise of any Option before a Public Offering, a Participant or, in the case of a Participant’s death or Disability, such other person authorized by Section 11.1 hereof, shall enter into a Subscription Agreement annexed to the Award Agreement for the Option or, if a Subscription Agreement is not so annexed, as otherwise provided to the Participant substantially consistent with the Subscription Agreements annexed to the Award Agreements of other similarly situated Participants.

Article VI

Termination of Employment

Section 6.1 Expiration of Options Following Termination of Employment. Unless otherwise determined by the Board on or before the Grant Date, or thereafter in a manner more favorable to the Participant, if a Participant’s employment with the Company terminates, such Participant’s Options shall be treated as follows:

(a) any unvested Options shall terminate effective as of such termination of employment; provided that if the Participant’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Participant’s death or Disability), any unvested Options held by the Participant shall immediately vest as of the effective date of such Special Termination;

(b) except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 90 days after the Participant’s termination of employment or 180 days in the case of a Special Termination or Retirement, and (iii) any cancellation pursuant to Section 7.1; and

(c) in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of employment; provided, that the effect of a termination for Cause on Converted Holdings Options shall be as set forth in the Option Agreement evidencing such Converted Holdings Options.

Section 6.2 Call Rights upon Termination of Employment Prior to a Public Offering. Unless otherwise determined by the Board on or before the Grant Date, or thereafter in a manner more favorable to the Participant, each Subscription Agreement shall provide that the Company and one or more of the Investors shall have successive rights prior to a Public Offering to purchase all or any portion of a Participant’s Common Stock upon any termination of employment, at such time and at a purchase price per share equal to the Fair Market Value as of the date specified in the Subscription Agreement (or, if the Participant’s employment termination qualifies as a termination for Cause, for a purchase price per share equal to the lesser of (i) the Fair Market Value as of the date specified in the Subscription Agreement and (ii) such Participant’s per share purchase price; provided, that the effect of a termination for Cause on shares of Common Stock acquired upon exercise of a Converted Holdings Option shall be as set forth in the Subscription Agreement applicable to such shares of Common Stock). Without limiting the generality of this Section 6.2 or of the administrative powers of the Board or its delegate hereunder, the Company may require, as a condition to the acquisition of any Common Stock under the Plan, that (i) the Participant execute and deliver an undated stock power, duly executed in blank, for the shares and a power of attorney, in each case to effectuate the purchase described herein, and (ii) the Participant’s spouse execute and deliver a form of spousal waiver with respect to such shares.

Article VII

Change in Control

Section 7.1 Accelerated Vesting and Payment. Except as otherwise provided in this Article VII or in the Option Agreement, upon a Change in Control, each Option, whether vested or unvested, shall be canceled in exchange for a payment in an amount or with a value equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

Section 7.2 Alternative Award. No cancellation, acceleration or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a) give the Participant who held such Option rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and

(b) have terms such that if a Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with “good reason”, which, for a Participant who is a party to an employment agreement that contains such term, shall be as defined in such employment agreement, and, for a Participant who is not a party to an employment agreement containing such term, shall be determined by the Board prior to the Change in Control so as to be reasonably protective of the Participant in light of the circumstances of the particular transaction) terminated within two years following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Board prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value equal to the value in clause (1).

Any Alternative Award shall either be exempt from, or otherwise comply with, Section 409A of the Code.

Section 7.3 Limitation of Benefits. Unless otherwise provided in the Award Agreement, if, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 7.1 or Section 7.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 7.1 or Section 7.2 shall be reduced to the extent necessary to eliminate (or, if not able to be completely eliminated, to the extent necessary to be mitigated to the maximum extent practicable) any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will (1) at the expense of the Company, engage a nationally recognized accounting firm selected by it to make the analysis and calculations required to determine the effects of Section 280G of the Code on such payments, deemed payments or other benefits, (2) submit payment of the reduced payments to the Company’s shareholders for approval in the manner provided for in section

280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that, if such shareholder approval is obtained, such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7.3) and (3) will use commercially reasonable efforts to obtain such approval.

Article VIII

Authority to Vary Terms or Establish Local Jurisdiction Plans

The Board may vary the terms of new Awards under the Plan for different Participants or groups of Participants prior to grant, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article VIII shall not be deemed to authorize any increase in the number of shares of Common Stock available for issuance under the Plan set forth in Section 3.1.

Article IX

Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall have a substantial adverse effect on the economic terms of any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards under the Plan (such majority to be determined based on the number of shares covered by such Awards); provided, that no such amendment, modification, termination or suspension of the Plan may single out a Participant, individually or as a class, for such effect without the affected Participant’s consent. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article X

Definitions

Section 10.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other employee of the Company or any Subsidiary shall not be deemed to be an Affiliate of any of the Investors. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Alternative Award” has the meaning given in Section 7.2.

“Award” shall mean an Option or an offer and sale of Common Stock pursuant to Article IV, in each case granted pursuant to the terms of the Plan.

“Award Agreement” means a Subscription Agreement, an Option Agreement or any other agreement evidencing an Award.

“Board” means the Board of Directors of the Company or, to the extent that a delegation to a committee has occurred as provided in Section 2.3, such committee (to the extent of such delegation).

“Cause” shall, as to any Participant, have the same meaning as set forth in the employment agreement to which the Participant is a party with the Company or an Affiliate that contains a definition of “Cause”, or, in the absence of such an employment agreement or such definition in an employment agreement, shall mean any of the following: (i) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms); (ii) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law with respect to a material portion of the Participant’s work duties; (iii) the Participant’s willful or grossly negligent failure to perform his or her employment-related duties for the Company and the Subsidiaries, or willful misconduct in the performance of such duties; (iv) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (v) the Participant’s engaging in any act or making any statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or the Subsidiaries; or (vi) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound. Prior to effecting the termination of employment of a Participant for gross negligence under clause (iii) or pursuant to clause (iv), (v) or (vi), the Board shall reasonably determine whether the alleged conduct is reasonably susceptible of cure, and, if curable, the Company shall provide the Participant with the opportunity to cure such conduct. The determination as to whether “Cause” has occurred shall be made by the Board, acting reasonably and in good faith, and the Board shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason that circumstances existing prior to such termination for the Company or one of the Subsidiaries to have terminated such Participants employment for Cause; provided, that such determination shall be made not later than thirty (30) days following the date on which the Board first has actual knowledge of the relevant conduct (and, for avoidance of doubt, if the Board undertakes an internal investigation of such conduct, the Board shall not be deemed to have actual knowledge of such conduct until the conclusion of such investigation).

“Change in Control” means the first to occur of the following events after the Effective Date:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of the Subsidiaries, any employee benefit plan of the Company or any of the Subsidiaries, or by any of the Investors, or any Affiliates of any of the foregoing;

(ii) the merger, consolidation or other similar transaction involving the Company, as a result of which both (x) persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, and (y) any or all of the Investors (individually or collectively) do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii) within any 12-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

(iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the equivalent to the cash Change in Control Price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” means the Common Stock, par value U.S. $0.01 per share, of the Company and, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, the shares of Common Stock.

“Company” means CDRF Topco, Inc., a Delaware corporation, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Company,” such term shall include the Company and/or any of the Subsidiaries or Affiliates that employ the Employee.

“Competitive Activity” with respect to a Participant means the Board’s determination, made reasonably and in good faith, that the Participant, directly or indirectly, has engaged in conduct constituting a material breach of any agreement to which the Participant, on the one hand, and the Company or any of its Affiliates, on the other hand, are parties that prohibits or otherwise limits or conditions actions of the Participant related to competition, interference with key business relationships, solicitation of customers or employees, disclosure of confidential information, ownership of intellectual property, disparagement, and other similar activities, in each case by Participant.

“Converted Holdings Options” has the same meaning, with respect any Participant, as set forth in the applicable Rollover Agreement.

“Director” means a non-employee member of the Board.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, Participant’s actual or prospective inability to perform his duties for any period of 180 consecutive days as determined by the Board. The Board’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board. Notwithstanding the foregoing, for any Award that is subject to Section 409A of the Code, “Disability” shall have the same meaning as set forth in Section 409A of Code.

“Effective Date” has the meaning given in Section 11.10.

“Employee” means any executive, officer or other employee of the Company or any Subsidiary.

“Exchange Shares” has the same meaning, with respect any Participant, as set forth in the applicable Rollover Agreement.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Stock as determined reasonably and in good faith by the Board, in compliance with section 409A of the Code. In making a determination of Fair Market Value, the Board shall give due consideration to any recent valuation of the Common Stock that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation). Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the mid-point between the high and the low trading prices for such date per share of Common Stock as reported on the principal stock exchange on which the shares of Common Stock are then listed.

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time with any Person other than an Investor or one of its Affiliates.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Investor” means any of Clayton, Dubilier & Rice Fund IX, L.P.; CD&R Advisor Fund IX, L.P.; and CD&R Forest Holdings. L.P.

“Option” means the right granted pursuant to the Plan to purchase one share of Common Stock.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Participant” means any Employee or Director who is granted an Award.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this CDRF Topco, Inc. Stock Incentive Plan.

“Public Offering” means the first day as of which (i) (a) there has occurred an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act and (b) the aggregate value of shares of Common Stock trading on a public market is at least $100 million, or (ii) the Board has determined that shares of the Common Stock otherwise have become publicly-traded for this purpose, which shall occur not later than the first date on which the aggregate value of shares of Common Stock sold to the public (whether in a Public Offering or subsequent public offerings) is at least $100 million.

“Retirement” means any termination of a Participant’s employment at or after age 65, excluding a termination by the Company for Cause.

“Rollover Agreement” means, with respect any Participant, the Exchange Agreement to which the Company and such Participant are parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Termination” means a termination by reason of the Participant’s death or Disability.

“Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Section 10.2 Rules of Construction.

(a) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(b) Use of the term “Employ”. The words “employment”, “employ” and corollary terms used herein and in an Award Agreement with respect to a Director shall be construed to refer to the Director’s service as a non-employee member of the Board. The phrase “employment with the Company” and corollary terms used herein and in an Award Agreement with respect to an Employee shall be construed to refer to the employment with the Company and/or the Affiliates of the Company that actually employ the Employee. For purposes of this Agreement, unless the Board determines otherwise or applicable law requires otherwise, (1) the transfer of employment of an Employee as between the Company and any of its Affiliates shall not be treated as a termination of employment, and (2) if an Employee ceases to be an employee but continues to provide services to the Company in any capacity, his or her “employment” shall be deemed to continue during the provision of such services.

(c) Termination of Employment. It shall be condition of each Award under the Plan that the date of termination of a Participant’s employment shall be determined without regard to any statutory or deemed or express contractual notice period, unless otherwise required by law.

Article XI

Miscellaneous Provisions

Section 11.1 Nontransferability of Awards. Except as otherwise provided herein, in a Subscription Agreement or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 11.2 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

Section 11.3 Beneficiary Designation. Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Company during his or her lifetime.

Section 11.4 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No individual shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards.

Section 11.5 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 11.6 No Voting Rights. Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock underlying such Awards have been issued, and then subject to the voting restrictions contained in the Subscription Agreement.

Section 11.7 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 11.8 Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any corporate action (such as acquisitions, dispositions, entry into new lines of business and the incurrence of indebtedness) that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action, so long as such action is not directly governed by or is not directly related to the administration of the Plan or any Award Agreement. This Section 11.8 shall not be construed to enlarge the rights of the Company or the Board hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.

Section 11.9 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 11.10 Term of Plan. The Plan shall be effective as of the “Closing Date” (as defined in the Rollover Agreements) (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article IX, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 11.11 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 11.12 Section 409A of the Code. This Plan and the Award Agreements entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.